Exhibit 23.2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-3 and related Prospectuses (Registration Nos. 333-67516, 333-40812, 333-34942, 333-69047, 333-43795 and 333-67625) and on Form S-8 (Registration
Nos.  333-61330,   333-38918,  333-61909,  333-52909  and  333-17749)  of  V-ONE
Corporation of our report dated January 29, 2002, with respect to the 2001 financial statements and schedule of V-ONE Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2003.


                                        /s/ Ernst & Young LLP

McLean, VA
March 25, 2004